Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Investment Committee

Team, Inc. Salary Deferral Plan and Trust:

We consent to the incorporation by reference in the registration statement (File No. 333-74062) on Form S-8 of Team, Inc. of our report dated June 6, 2014, with respect to the financial statements and schedules of the Team, Inc. Salary Deferral Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Melton & Melton L.L.P.

Houston, Texas

June 6, 2014